UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Innovation Way Greenfield, Indiana	46140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement.

On August 20, 2019, Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), and Bayer Aktiengesellschaft, a German stock corporation (“Bayer”), entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”).  Pursuant to the terms and conditions of the Purchase Agreement, following the satisfaction or waiver of certain conditions, Elanco will purchase Bayer’s animal health business (the “Business”) (the “Transaction”) for approximately $5.3 billion in cash, subject to certain customary adjustments, and a number of shares of Elanco common stock, no par value per share (“Elanco Common Stock”), equal to approximately $2.3 billion divided by the volume weighted average trading price of Elanco Common Stock on the New York Stock Exchange (“NYSE”) for the twenty consecutive trading days ending on the day before the closing of the Transaction (the “Consideration Shares”). The number of shares of Consideration Shares is subject to a minimum share number of 92.5% and a maximum share number of 107.5% of the baseline share number of approximately $2.3 billion divided by an initial share price of $33.60, and is subject to adjustment for dividends declared on the Elanco Common Stock.

The consummation of the Transaction is subject to the satisfaction of certain customary closing conditions, including the receipt of antitrust approvals and the absence of any law or order enjoining or otherwise prohibiting the Transaction in specified jurisdictions.  The Purchase Agreement provides that the closing will not occur prior to July 1, 2020.  Each of Elanco’s and Bayer’s obligations to complete the Transaction are subject to certain customary conditions, including: (i) the accuracy of the representations and warranties of the other party; (ii) compliance of the other party with its covenants in all material respects; (iii) execution of certain ancillary agreements in accordance with the Purchase Agreement; and (iv) the approval to list the Consideration Shares on the NYSE.  Elanco has agreed to use its reasonable best efforts to take or cause to be taken actions necessary to obtain the governmental approvals required to consummate the Transactions.

The Purchase Agreement contains representations, warranties and other covenants made by each of Elanco and Bayer that are customary for transactions of this nature, including certain restrictions on Bayer and its subsidiaries from conducting certain business activities that compete with the Business for five years following the closing of the Transaction, subject to certain exceptions as described in the Purchase Agreement.  Under the Purchase Agreement, Elanco and Bayer have agreed to enter into certain other agreements in connection with the Transaction, including with respect to intellectual property, research & development collaboration and supply of certain active ingredients.

The Purchase Agreement contains customary indemnification provisions for Elanco and Bayer, including obligations for Elanco and Bayer to indemnify the other party for losses related to certain breaches of representations and warranties, covenants and certain liabilities expressly assumed or retained by the relevant indemnifying party.

The Purchase Agreement may be terminated prior to the consummation of the Transaction by the mutual written consent of Elanco and Bayer and in certain other circumstances, including if closing has not occurred on or prior to August 20, 2020, subject to automatic extension of up to a maximum of two additional periods of three months if the required antitrust approvals have not yet been obtained.

After the closing of the Transaction, Bayer is subject to certain lock-up restrictions with respect to the transfer of the Consideration Shares, subject to certain specified exceptions: (i) in the three months following the closing of the Transaction, Bayer may not transfer any portion of the Consideration Shares held by it and its subsidiaries; (ii) from the date that is three months following the closing until the date that is six months following the closing, Bayer and its subsidiaries may transfer no more than 50% of the Consideration Shares received at closing; (iii) from the date that is six months following the closing until the date that is nine months following the closing, Bayer and its subsidiaries may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer and its subsidiaries, no more than 75% of the Consideration Shares received by Bayer at the closing; and (iv) from the date that is nine months following the closing date until the date that is 12 months following the closing Bayer and its subsidiaries may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer and its subsidiaries, no more than 75% of the Consideration Shares received at closing.  Under the Purchase Agreement, Elanco has agreed to provide Bayer with customary shelf registration rights.

For so long as Bayer and its subsidiaries beneficially own four percent or more of the outstanding Elanco Common Stock, they shall be subject to certain customary “standstill” restrictions that generally restrict them from, among other things: (i) acquiring beneficial ownership of any additional shares of Elanco Common Stock; or (ii) offering or publicly announcing any tender offer, exchange offer or merger in respect of Elanco Common Stock.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.  It is not intended to provide any other factual information about Elanco, Bayer, the Business, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Transaction.  The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates.  The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the respective parties to the Purchase Agreement.  The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01              Regulation FD Disclosure.

On August 20, 2019, Elanco issued a press release announcing that Elanco had entered into the Purchase Agreement with Bayer. On August 20, 2019, Elanco will host an investor presentation regarding the Purchase Agreement and the Transaction. A copy of the press release and presentation are attached hereto as Exhibits 99.1 and 99.2, and incorporated by reference herein.

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The information contained in the accompanying Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release and presentation shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01              Other Events.

On August 19, 2019, in connection with its entry into the Purchase Agreement, Elanco entered into a commitment letter with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (together, the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide $3.0 billion of term loans, a $0.75 billion revolving credit facility and $2.75 billion of bridge loans in connection with the Transaction, subject to the terms and conditions set forth in the commitment letter.

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not strictly historical, including statements regarding the proposed acquisition of Bayer’s animal health business, the expected timetable for completing the transaction, the anticipated financing for the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: (1) the inability to consummate the transaction in a timely manner; (2) the failure of the transaction to close for any other reason; (3) the possibility that the integration of Bayer’s animal health business and operations with those of Elanco may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Bayer’s animal health or Elanco’s existing businesses; (4) the effect of the announcement of the transaction on Elanco’s, Bayer’s or the combined company’s respective business relationships, operating results and business generally; (5) diversion of management’s attention from ongoing business concerns; (6) the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all; (7) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (8) negative effects of the announcement or the consummation of the transaction on the market price of Elanco’s common stock; (9) the ability of Elanco to retain and hire key personnel; (10) management’s response to any of the aforementioned factors; and (11) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in Elanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Elanco’s other filings with the Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date hereof and Elanco does not assume any obligation to update or revise any forward-looking

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statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed and furnished with this report.

Exhibit No.	Description

2.1	Share and Asset Purchase Agreement, dated as of August 20, 2019, between Bayer Aktiengesellschaft and Elanco Animal Health Incorporated.

99.1	Press release issued by Elanco Animal Health Incorporated, dated August 20, 2019.

99.2	Investor presentation, dated August 20, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: August 20, 2019	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Executive Vice President, General Counsel and Corporate Secretary